UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	36-1342272

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 934-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 22, 2011, Hillenbrand, Inc. (the “Company”) announced the appointment of Joe A. Raver as President of its subsidiary K-Tron International, Inc., and the appointment of Kimberly K. Dennis, age 44, as Senior Vice President of the Company and President of its subsidiary Batesville Services, Inc. These appointments are expected to become effective April 4, 2011. Mr. Raver will continue as Senior Vice President of the Company. This announcement is more fully described in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The Company expects to amend its employment agreement with Mr. Raver to reflect his new position, on terms substantially the same as his current employment agreement. A copy of Mr. Raver’s current employment agreement has been filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Securities and Exchange Commission (SEC) August 12, 2008. The contents of such Exhibit are incorporated herein by reference.
The Company has entered into an employment agreement and a change in control agreement with Ms. Dennis. The terms and conditions of Ms. Dennis’ employment agreement and change in control agreement are both substantially similar (except for compensation and related award amounts) to those with the Company’s other non-CEO executive officers.
Ms. Dennis’ compensation package includes an annual base salary of $400,000, and an annual short-term incentive compensation target at 75% of base salary. In addition, she received sign on incentives consisting of (i) $400,000 in time-vested non-qualified stock options; (ii) performance-based restricted stock with a targeted vesting amount of $650,000 at the end of the performance period in 2013; (iii) $275,000 in time-vested restricted stock vesting at the first anniversary of the date of grant; and (iv) additional time-vested restricted stock valued at $600,000. The stock options are scheduled to vest at a rate of one-third each year beginning at the first anniversary of the date of grant. The vesting schedule for the time-vested restricted stock valued at $600,000 is: 15%, 15%, 20%, 30% and 30%, at the first, second, third, fourth and fifth anniversaries of the date of grant, respectively.
In addition, Ms. Dennis will be eligible to participate in the Company’s annual equity-based awards under the Company’s long-term incentive compensation plan. Ms. Dennis will also be eligible to participate in the benefit plans provided to the Company’s executive officers generally, as well as other benefits that are commonly found in executive employment agreements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2011, the Company announced that Joe A. Raver had agreed to resign from his position as President of Batesville Services, Inc. and its key subsidiaries, including Batesville Casket Company, in order to assume his new role as President of K-Tron International, Inc., effective on or about April 4, 2011. This announcement is more fully described in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.
On February 22, 2011, the Company issued a press release announcing that Joe A. Raver had agreed to resign from his position as President of Batesville Services, Inc. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
This information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description
99.1	Press Release dated February 22, 2011 issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE: February 22, 2011	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and Chief Financial Officer

DATE: February 22, 2011	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President, General Counsel & Secretary

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